STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement"), entered into this 27th day of December, 1999, by and between Greystone Funding Corporation, a Virginia corporation (the "Buyer") and Schick Technologies, Inc., a Delaware corporation (the "Stockholder" or "Schick").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Stockholder is the record and beneficial owner of 468,000 shares, no par value per share of the outstanding capital stock (the "Stock"), of Photobit Corporation (the "Company"); and

     WHEREAS, the Buyer desires to purchase from the Stockholder and the Stockholder desires to sell to the Buyer, all upon the terms and subject to the conditions set forth in this Agreement, all (and not less than all) of the Stock;

     WHEREAS, in order to induce the Buyer to purchase the Stock, the Stockholder has agreed to issue to the Buyer warrants to purchase 2,000,000 shares of common stock of Schick Technologies, Inc. ("Schick Common Stock") at an exercise price of $0.75 per share;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1. PURCHASE AND SALE OF THE STOCK.

          1.1 Stock Purchase. Subject to the terms and conditions of this Agreement, on December 27, 1999 (the "Closing Date"), the Buyer shall purchase and acquire from the Stockholder, and the Stockholder shall sell and transfer to the Buyer, all (and not less than all) of the Stock, for the Purchase Price provided for in Section 1.2 below. In furtherance thereof, the Stockholder shall, on the Closing Date, deliver to the Buyer the certificate(s) representing all of the Stock, duly endorsed for transfer or accompanied by stock powers executed in blank for transfer.

          1.2 Purchase Price. (a) The purchase price (the "Purchase Price") for the Stock is $4.00 per share which equals One Million Eight Hundred Seventy-two Thousand Dollars ($1,872,000), payable as follows: (a) immediate payment of the aggregate sum of One Million ($1,000,000) Dollars (the "Cash Portion") and (b) immediate delivery of the Buyer's fully-executed promissory note in the aggregate principal amount of Eight Hundred Seventy-two Thousand ($872,000) Dollars (the "Note"). On the Closing date, the Buyer shall pay such Cash Portion (minus $60,000 of expenses) by wire transfer of immediately available funds to the Stockholder's designated account and shall deliver the duly executed Note to the Stockholder.

          1.3 Warrants. (a) Schick shall issue warrants to purchase Two Million (2,000,000) shares of


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     Schick  Common  Stock at an exercise  price of $0.75 per share  (subject to adjustment to protect the holder against dilution as provided in the Warrants) to the Buyer or its permitted designee. The Stockholder shall, on the Closing Date, deliver such duly executed warrants to the Buyer.

          (b) the Buyer shall return the Warrants to Schick if the DVI Consent shall have not been received by February 15, 2000.

     2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

     In connection with the sale of the Stock to the Buyer, the Stockholder hereby represents and warrants to the Buyer as follows:

          2.1 Title to the Stock. The Stockholder is the valid and lawful record and beneficial owner of all of the Stock, all of which Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). On the Closing Date, the Buyer shall receive from the Stockholder good, valid and marketable title to all of the Stock, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever.

          2.2 Valid and Binding Agreement; No Breach.

     Subject to the Shareholders Agreement,

               (a) The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by the Stockholder, constitutes and will constitute the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               (b) Neither the execution and delivery of this Agreement or the by the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of the Stockholder, will: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting either Company or the Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency, or any other person; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or other agreement or instrument to which either Company or the Stockholder is a party, or by which either Company or the Stockholder is bound, or constitute a default thereunder.

               (c) Consents. All necessary disclosures to and agreements and consents of (a) any parties to any material contracts and/or any licensing authorities which are


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          material  to  either  Company's  business,  and (b)  any  governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.

               (d) Settlement of Accounts. All debts, liabilities and other monetary obligations owed to the Company by the Stockholder and/or any of its Affiliates shall have been fully paid to the subject Company, such that no such debts, liabilities or obligations shall be outstanding on the Closing Date other than those incurred in the regular course of business.

          2.3 Capital Structure; Equity Ownership.

               (a) Subject to the Shareholder Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Stockholder to transfer any shares of the Stock.

               (b) The Stock represents all of the issued and outstanding shares of the Company that are owned by the Stockholder.

               (c) There are no actions, suits or proceedings pending or threatened against or affecting the Stockholder that involve or relate to the Stock.

          2.4 Stockholder Board of Director Approval. This Agreement and the sale of the Stock by the Stockholder has been approved by the Stockholder's Board of Directors and duly executed resolutions of the Stockholder's Board of Directors have been delivered to the Buyer.

          2.5 Waiver of Right of First Refusal. (a) The Buyer shall have attempted to obtain notice of the waiver of the Right of First Refusal pursuant to the Shareholders Agreement, dated August 1, 1997, by and among Photobit Corporation, its founders and certain of its shareholders (the "Shareholder Agreement") from:

               (i) the Company pursuant to Section 3.2 of the Shareholder Agreement; and

               (ii) from all of the founders pursuant to Section 3.3 of the Shareholder Agreement.

               (b) Notwithstanding the foregoing, however, in the event that the Company or any of the founders exercise the Right of First Refusal under the Shareholder Agreement, the Stock subject to such exercise shall be sold by the Buyer to the exercising parties at a price of $4 per share.

     3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     In connection with the Buyer's purchase of the Stock from the Stockholder, the Buyer hereby represents and warrants to the Stockholder as follows:


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          3.1  Organization,  Good  Standing and  Qualification.  The Buyer is a
     corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          3.2 Valid and Binding Agreement. Subject to the Shareholder Agreement, this Agreement constitutes and will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          3.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; or (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency.

          3.4 Investment. The Buyer is purchasing the Stock for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

     4. INDEMNIFICATION.

          4.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Buyer of this Agreement, and shall continue in full force and effect for so long as the Stock is owned by the Buyer. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Stockholder, shall inure to the benefit of the successors and assigns of the Buyer.

          4.2 General.

               (a) The Stockholder shall defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of (i) any misrepresentation or breach of warranty by the Stockholder under this Agreement, and/or (ii) any failure by the Stockholder to perform any of the covenants or agreements of the Stockholder contained in this Agreement.


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               (b) The Buyer  shall  defend,  indemnify  and hold  harmless  the
          Stockholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries
          and  deficiencies,   including  interest,   penalties  and  reasonable
          attorneys' fees, that the Stockholder may incur, sustain or suffer as a result of any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement.

     5. POST-CLOSING EVENTS.

          5.1 Further Assurances. From time to time from and after the Closing Date, the parties will execute and deliver to each other any and all further agreements, instruments, certificates and other documents as may reasonably be requested by the other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the business being acquired by the Buyer hereunder.

     6. COSTS.

          6.1 Finder's or Broker's Fees. Each of the Buyer and the Stockholder represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with the transaction contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with this transaction.

     7. FORM OF AGREEMENT.

          7.1 Effect of Headings. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

          7.2 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          7.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. PARTIES.




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      8.1 Parties in Interest. Nothing in this Agreement,  whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          8.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day after the delivery thereof to a recognized overnight courier service for next-day delivery with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                       (a)          If to the Stockholder:

                                    Schick Technologies, Inc.
                                    31-00 47th Avenue
                                    Long Island City, NY  11101
                                    Attn:  David Schick
                                    Telecopier # 718-729-3469

                       (b)          If to the Buyer:

                                    Greystone Funding Corporation
                                    152 West 57th Street, 60th Floor
                                    New York, New York  10019
                                    Attn:  Stephen Rosenberg
                                    Telecopier # 212-649-9701

or to such other address as either party shall have specified by notice in writing given to the other party.

     9. MISCELLANEOUS.

          9.1 Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in writing and signed by or on behalf of the party to be charged therewith.

          9.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that the Buyer may, without the consent of the Stockholder, at any time and from time to time upon or after the Closing, assign as collateral to the Buyer's lenders or other financing institutions any or all of the Buyer's rights


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     to indemnification under this Agreement. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          9.3 Governing Law; Jurisdiction. The parties hereto hereby consent to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be properly taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, the Note, the Warrants, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the parties' obligations hereunder or thereunder. The parties hereto hereby expressly waive any and all objections which they may have as to venue in any of such courts, and also waive trial by jury in any such suit, action or proceeding. The Buyer or Stockholder may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.

          9.4 Schick and the Buyer hereby confirm their intent and agree that, by the sale of the Stock hereunder, Schick is selling, assigning, transferring and contributing the Stock absolutely and irrevocably and not as collateral or security. If, notwithstanding the parties' intent to effect an absolute sale, assignment, transfer and contribution, the transactions contemplated hereby are characterized as a financing, Schick hereby grants the Buyer a security interest in the Stock and this Agreement shall be deemed a security agreement, within the meaning of the Uniform Commercial Code, which (or a copy hereof) the Buyer may file in an applicable filing office. Each of Schick and the Buyer hereby agrees to treat the sale of the stock as a sale and contribution for tax, reporting and accounting purposes (except to the extent that such assignment is not recognized due to the reporting of taxes on a consolidated basis where applicable and the application of consolidated financial reporting principles under GAAP). Schick agrees to respond to any inquiries with respect to the sale of the Stock hereunder by confirming the sale, assignment, transfer and contribution of the stock to the Buyer, and to note on its financial statements that the Stock has been sold to the Buyer.


          IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                  Buyer:

                          GREYSTONE FUNDING CORPORATION

                          By: /s/ Robert R. Barolak
                              Name:  Robert R. Barolak
                              Title: Vice President


                  Stockholder:

                            SCHICK TECHNOLOGIES, INC.

                            By: _____________________
                                Name:  David Schick
                                Title: CEO



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